As filed with the Securities and Exchange Commission on May 19, 2021

Registration No. 333-192053

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT NO. 333-192053

UNDER

THE SECURITIES ACT OF 1933

Seadrill Partners LLC

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	1381	66-0789360
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS employer identification number)

2nd Floor, Building 11

Chiswick Business Park

566 Chiswick High Road

London, W4 5YS

United Kingdom

+44 20 8811 4700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Watson, Farley & Williams LLP

Attention: Steven Hollander

250 West 55th Street, 31st FloorNew York, New York 10019

(212) 922-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Julian J. Seiguer, P.C.

Wayne E. Williams

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

(713) 836-3600

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(b) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment is being filed by Seadrill Partners LLC, a Marshall Islands limited liability company (the “Registrant”), pertaining to the Registration Statement on Form F-3 (Registration Statement No. 333-192053) filed by the Registrant with the U.S. Securities and Exchange Commission on November 1, 2013 (the “Registration Statement”), registering (i) an indeterminate amount of common units representing limited liability company interests of the Registrant, (ii) an indeterminate amount of other classes of units representing limited liability company interests of the Registrant (iii) an indeterminate amount of debt securities of the Registrant and (iv) an aggregate amount of 10,000,000 common units representing limited liability company interests of the Registrant to be offered for resale by certain selling stockholders identified therein.

As previously disclosed, on December 1, 2020, the Registrant and certain of its subsidiaries (together with the Company, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. The Debtors’ Chapter 11 Cases are jointly administered under the caption In re Seadrill Partners LLC, et al., Case No. 20-35740.

As a result of the Chapter 11 Cases, the Registrant has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offerings, the Registrant hereby removes from registration by means of this Post-Effective Amendment all of such securities registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Registrant hereby terminates the effectiveness of the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused the Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in London, the United Kingdom, on May 19, 2021.

Seadrill Partners LLC

By:	/s/ John T. Roche
Authorized Signatory

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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